UNDERWRITING AGREEMENT



         This Agreement, dated May 2, 2001, is entered into between Zapworld.com (the "Corporation") and Donner Corp. International (the "Underwriter") with respect to the following facts:

         The Corporation proposes to issue and sell a maximum of 4,800,000 shares of its Common Stock in a public offering, which shares shall be registered under the Securities Act of 1933, as amended (the "Act") by means of a registration statement on form SB-2, which has been issued Registration Number 333-56632 by the Securities and Exchange Commission (the "Registration Statement"). The Underwriter wishes to serve as the Corporation's nonexclusive agent to assist in the sale of the Shares to the public, and the Corporation wishes to retain the Underwriter's services to conduct such an offering, subject to the terms and conditions set forth below.

         IN VIEW OF THE FOREGOING FACTS, the parties agree as follows:

                    SECTION ONE: INTRODUCTION AND DEFINITIONS

A. The Corporation hereby agrees to appoint the Underwriter as its nonexclusive agent for the purposes of placing up to 4,800,000 shares of its Common Stock (the "Shares") in a public offering, and the Underwriter hereby agrees to use its best efforts to locate prospective purchasers of the Shares and to facilitate their sale, subject to the terms and conditions set forth in this agreement.

B. As used in this agreement, the term "Registration Statement" shall mean the Registration Statement and all amendments thereto described in the recitals of this Agreement. The term "Prospectus" shall mean the Prospectus included in the Registration Statement when it becomes effective. The term "Offering" shall mean the public offering of the Shares by the Corporation as described in the Registration Statement. All other defined terms used in this agreement, unless specifically defined herein, shall have the meanings set forth in such Registration Statement and Prospectus.

                 SECTION TWO: REPRESENTATIONS BY THE CORPORATION

The Corporation represents and warrants to the Underwriter that:

A. The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California with power and authority to own its properties and conduct its business as described in the Prospectus.

B. This agreement has been duly authorized, executed and delivered on behalf of the Corporation and is a valid agreement enforceable against the Corporation in accordance with

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its terms, subject to limitations on the enforceability of agreements under bankruptcy laws, the limitation on the availability of certain remedies under general principles of equity and the unavailability of certain remedies for the breach of agreements under the implied covenant of good faith and fair dealing.

C. The Registration Statement has been prepared by the Corporation in conformity with the requirements of the Securities Act of 1933, as amended, (the "Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"), thereunder and has been filed with the SEC. The Corporation intends to file prior to the effective date of such Registration Statement an amendment thereto by way of response to the comments of the Securities and Exchange Commission. Copies of such Registration Statement have been delivered to the Underwriter.

D. When the Registration Statement becomes effective and at all times thereafter until the Offering is completed, the Registration Statement, the Prospectus, and any amendments or additions thereto will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and will in all respects conform to the requirements of the Act and the Rules and Regulations. Neither the Registration Statement nor the Prospectus, nor any amendment or additions thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

E. The performance of the transactions herein proposed and the fulfillment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which the Corporation is a party, or the charter or bylaws of the Corporation as presently in effect or, to the best of the Corporation's knowledge, any order, rule, or regulation applicable to the Corporation of any court or of any federal or state regulatory body or administrative agency or other governmental body, domestic or foreign, having jurisdiction over the Corporation or its properties.

F. No approval, authorization, consent, or other order of any public board or body, other than in connection with or in compliance with the provisions of the Act and the security or blue-sky laws of various states, is legally required for the sale of the Shares.

G. Grant Thornton LLP, the auditors which have provided an opinion with respect to the audited financial statements of the Corporation which are incorporated in the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

                  SECTION THREE: REPRESENTATIONS BY UNDERWRITER

A. The Underwriter represents and warrants to the Corporation that the information furnished to the Corporation in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus does not, and any amendments or additions thereto thus furnished will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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

B. The Underwriter represents and warrants to the Corporation that it is registered as a broker-dealer with the SEC and is registered as a broker-dealer in all states in which it conducts business as a broker-dealer and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

C. The Underwriter represents and warrants to the Corporation that, except as set forth in Exhibit A, there is not now pending or threatened against the Underwriter any action or proceeding of which it has been advised, either in an court of competent jurisdiction, before the SEC or any state securities commission concerning its activities as a broker-dealer, nor has the Underwriter been named as a "cause" in any such action or proceeding.

                        SECTION FOUR: COSTS AND EXPENSES

The Corporation will pay:

A. All of its costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel for the Corporation;

B. The fees, costs, and expenses of preparing, printing, and delivering the certificates for the Shares;

C. The fees, costs, and expenses of the transfer agent and registrar of the Corporation's Common Stock and their counsel and accounting fees and disbursements;

D. Original issue tax on the issue of the Shares being issued by the Corporation;

E. Expenses in connection with the qualification or exemption of the Shares under state security or blue sky laws, including filing fees, counsel fees, and disbursements in connection therewith; and

F. The costs and expenses in connection with the preparation, printing, and filing of the Registration Statement and Prospectus, the preparation and printing of this agreement, and the furnishing to the Underwriter of copies of each preliminary and final Prospectus.

            SECTION FIVE: PURCHASE, SALE, AND DELIVERY OF the SHARES

On the basis of the covenants, representations and warranties herein contained and subject to the terms and conditions herein set forth:

A. The Corporation hereby engages the Underwriter as its nonexclusive agent to solicit subscriptions for the Shares in accordance with the terms of the Registration Statement, the Prospectus and this agreement, and the Underwriter agrees to use its best efforts to procure such subscriptions. The foregoing notwithstanding, the Underwriter shall not be required to sell any specific number of the Shares and the Underwriter does not guaranty that it will be able to sell all or any of the Shares.


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

B. The Corporation may engage other persons to sell the Shares in the Offering, including but not limited to its own employees, as well as to retain the services of other broker-dealers. The Corporation agrees to provide the Underwriter with the names of other persons whom it has engaged to sell the Shares, the identity of other subscribers for the Shares and information regarding the amount of the subscriptions obtained from such persons.

C. The Underwriter may form a group of securities dealers ("Selected Placement Agents"), including the Underwriter, to procure subscribers for the Shares. Any agreement between the Underwriter and a securities broker-dealer pursuant to which such broker-dealer becomes a Selected Placement Agent shall require such broker-dealer to represent and warrant that it will conduct the solicitation of subscriptions in the manner set forth herein. The allocation of Shares among the Underwriter and the Selected Placement Agents shall be made by the Underwriter.

D. In consideration of the Underwriter's performance of its obligations hereunder, the Corporation agrees that the Underwriter shall receive selling commissions in an amount equal to 10% of the aggregate purchase price for the Shares received from subscribers introduced to the Corporation by the Underwriter (or any Selected Placement Agent). A subscriber will be deemed introduced by the Underwriter if the Underwriter (or any Selected Placement Agent) was the first person to contact that subscriber to solicit that subscriber to purchase the Shares. Commissions payable in connection with the sale of the Shares will be disbursed to the Underwriter upon the acceptance by the Corporation of subscriptions for those sales. The Underwriter shall pay to each of the other Selected Placement Agents, if any, such amount at such times and upon such terms and conditions as shall have been agreed upon between the Underwriter and such Selected Placement Agent, that portion of the aggregate commissions to which such Selected Placement Agent is entitled. The Corporation also agrees to pay to the Underwriter a non-accountable expense allowance equal to 1.5% of the aggregate purchase price for the Shares received from subscribers introduced to the Corporation by the Underwriter (or any Selected Placement Agent). The Underwriter may reallow all or any part of such expense allowance to any other Selected Placement Agent.

E. Each subscriber for the Shares must tender payment in full for the Shares subscribed for ("Subscription Payment"). The Underwriter shall deliver Subscription Payments (less the amount of the commission payable to the Underwriter) received by the Underwriter to the Corporation by 12:00 noon on the business day following such receipt by the Underwriter, together with a schedule setting forth the amount of each such Subscription Payment and the name, mailing address and state of residence of the subscriber. Concurrently with the Underwriter's delivery of each Subscription Payment to the Corporation, the Underwriter shall forward to the Corporation executed originals of all related subscription documents, retaining copies of all such subscription documents for the Underwriter's records.

F. Within five business days following receipt by it of each Subscription Payment, the Corporation shall determine whether to accept or reject that subscription. If the Corporation elects to reject a subscription, the related Subscription Payment shall promptly be returned without interest to the Underwriter, who shall in turn return the full amount of the rejected


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

subscription to the subscriber. If the Corporation does not elect to reject a subscription within that period, that subscription shall be deemed accepted.

                    SECTION SIX: COVENANTS OF THE CORPORATION

A. The Corporation will advise the Underwriter when the Registration Statement is effective and will give the Underwriter advance notice of all amendments to the Registration Statement.

B. The Corporation will advise the Underwriter promptly of any request of the SEC for amendment of the Registration Statement or Prospectus or for additional information and of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. The Corporation will use its best efforts to prevent the issuance of any such stop order and to obtain the lifting thereof as soon as possible if such a stop order is issued.

C. Within the time during which the Prospectus relating to this financing is required to be delivered under the Act, if any event occurs which would cause the Prospectus as then amended or supplemented to include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Corporation will promptly prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

D. Within the sixteenth full calendar months after the effective date of the Registration Statement, the Corporation will make generally available to its security holders an earnings statement, covering a period of at least twelve months beginning not earlier than the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act.

E. The Corporation will furnish to the Underwriter copies of the Registration Statement, which will be signed and will include all exhibits thereto, each preliminary Prospectus, the Prospectus, and all amendments and additions to such documents, in each case as soon as available.

F. The Corporation will furnish such information and execute such instruments as may be required to qualify the Shares for sale under the security or blue sky laws of such jurisdictions as the Underwriter designates and the Corporation concurs, and will continue such qualifications in effect so long as required for distribution.

G. The Corporation will apply the net proceeds from the sale of the Shares sold and delivered by it in the manner set forth in the Prospectus.


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

                   SECTION SEVEN: COVENANTS OF THE UNDERWRITER

A. The Underwriter will solicit and obtain sales of the Shares in the Offering in compliance with the provisions of the Act, the Rules and Regulations, applicable state security or blue sky laws and the rules and regulations of the NASD.

B. Prior to any sale of any of the Shares, the Underwriter will reasonably conclude that an investment in the Shares was suitable for each subscriber that the Underwriter obtains.

C. The Underwriter will promptly distribute any amendment or supplement to the Prospectus to persons who had previously received a Prospectus from the Underwriter and who the Underwriter believed continued to be interested in the Shares. The Underwriter shall include such amendment or supplement in all deliveries of the Prospectus made after receipt of any such amendment or supplement.

D. The Underwriter shall only use sales materials other than the Prospectus which have been approved for use by the Corporation, and shall refrain from providing any such materials to any persons unless accompanied or preceded by the Prospectus.

E. The Underwriter shall refrain from making any untrue statements of material fact or omitting to state any fact which is necessary to make any statement of fact not misleading in connection with the sale of the Shares; provided that the Underwriter may rely on the accuracy of all statements contained in the Prospectus other than those provided by the Underwriter.

                           SECTION EIGHT: CANCELLATION

A. At any time prior to the Registration Statement becoming effective, either party may cancel this agreement by notice to the other party.

B. The Underwriter may also, by notice to the Corporation, cancel this agreement on or after the effective date of the Registration Statement if, during such period there shall have been imposed any restrictions on the sale or distribution of securities to such a degree as in their judgment would restrict materially a free market for the Shares, or if there shall have been such a material change in general economic or financial conditions, or if the effect of international conditions on the financial markets of the United States shall be such as, in any case, in their judgment, makes it impracticable for the Underwriter to sell the Shares as provided herein.

C. Upon the cancellation of this agreement or the completion of the Offering, the Underwriter shall no longer serve as a nonexclusive agent of the Corporation with respect to the offer and sale of the Shares, nor shall the Underwriter have any obligations to offer and sell the Shares under this Agreement. Unless a provision by its terms shall remain in effect only prior to the completion of the Offering or the cancellation of this agreement, all provisions of this agreement shall survive the completion of the Offering or the cancellation of this agreement.


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

D. The Company may terminate the Offering at any time in its discretion regardless of whether the maximum number of Shares is sold. The Company shall provide the Underwriter with notice of any termination of the Offering by no later than one business day prior to the date upon which the Offering is to terminate. Upon the termination of the Offering, this agreement shall be cancelled.

                             SECTION NINE: INDEMNITY

A. The Corporation will indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages, or liabilities, to which the Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions relating thereto, arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Prospectus, the Prospectus, or any amendment or addition thereto, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter and each controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Corporation will not be liable if any such loss, claim, damage, or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the preliminary Prospectus, the Prospectus, amendment or addition thereto, in reliance on and in conformity with written information furnished to the Corporation by the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

B. The Underwriter will indemnify the Corporation and each of its directors and officers who have signed the Registration Statement, against any losses, claims, damages, or liabilities to which the Corporation, any such director, or officer may be subjected, under the Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions relating thereto arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Prospectus, the Prospectus, or any amendment or addition thereto, or arise out of or are based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the preliminary Prospectus, the Prospectus, amendment or addition, in reliance on and in conformity with written information furnished to the Corporation by the Underwriter specifically for use in the preparation thereof. The Underwriter will reimburse the Corporation for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.


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

C. After receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, immediately notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the indemnifying parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

             SECTION TEN: SURVIVAL OF AGREEMENTS AND REPRESENTATIONS

The respective agreements, representations, warranties, covenants and other statements of the Corporation and the Underwriter herein set forth or made pursuant to this agreement shall remain in full force and effect regardless of any investigations made by or on behalf of the Underwriter or the Corporation or any of its directors or officers or any controlling person and shall survive delivery of and payment for the Shares purchased hereunder.

                     SECTION ELEVEN: SUCCESSORS AND ASSIGNS

This agreement shall be binding on and inure solely to the benefit of the Underwriter and the Corporation, their respective personal representatives, successors, and assigns and, to the extent provided in Section 9 hereof, officers, directors and control persons within the meaning of the Act, and no other person shall acquire or have any right under or because of this agreement, and no purchaser of any of the Shares shall be held to be a successor or assign by reason of such purchase.

                             SECTION TWELVE: NOTICES

All communications hereunder shall be in writing, addressed to the Underwriter at:

                           Donner Corp. International
                           2961 West MacArthur Boulevard
                           Suite 120
                           Santa Ana, California 92704-6931
                           Attn: Jeffrey L Baclet
                           Fax # (714) 850-3368


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and to the Corporation at:

                           Zapworld.com
                           117 Morris Street
                           Sebastopol, California 95472
                           Attn: Gary Starr
                           Fax # (707) 824-4159

with a copy to:

                           Foley & Lardner
                           One Maritime Plaza
                           Sixth Floor
                           San Francisco, California 94111
                           Attn: William D. Evers
                           Fax # (415) 434-4507

                         SECTION THIRTEEN: GOVERNING LAW

This agreement and all matters relating thereto shall be construed in accordance with the laws of the State of California, exclusive of any conflict of laws provisions that may require the application of the laws of any other jurisdiction.

                         SECTION fOURTEEN: COUNTERPARTS

This agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

                 SECTION FIFTEEN: ENTIRE AGREEMENT AND AMENDMENT

This agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes in its entirety all prior and contemporaneous agreements, whether oral or written, with respect to that subject matter. This agreement may not be amended unless that amendment is in the form of a writing that is signed by both parties to this agreement. No right of either party under this agreement will be deemed waived unless that waiver is in a written instrument which is signed by the party who has allegedly waived that right, and no waiver of any right shall be deemed to be a waiver of any other right.

                        SECTION SIXTEEN: ATTORNEYS' FEES


If any action should be commenced to interpret or enforce this agreement, the party who substantially prevails shall be entitled to recover all costs which that party incurred in prosecuting or defending that action and any appeal thereof (including but not limited to reasonable attorneys' fees) in addition to any other relief to which that party may be entitled.


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IN WITNESS WHEREOF, the Corporation and the Underwriter have duly executed this agreement on May 2, 2001.

DONNER CORP. INTERNATIONAL              ZAPWORLD.COM



By:  /s/ Jeff L. Baclet                 By: /s/ Gary Starr
    -------------------------------         ----------------------------------

Title:      President                   Title:     Chief Executive Officer
      -----------------------------         ----------------------------------



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                                    EXHIBIT A

In March 2000, Thorem Corporation filed an arbitration claim against Donner Corp. International (Case No. NASD-DR 0002008), seeking approximately $30,000. Thorem Corporation asserts that William H. Seals, a Principal/Broker of Donner Corp. International at the time of the alleged claim, purchased certain shares of stock without authorization from Thorem Corporation. At the initial NASD arbitration hearing in March 2001, Thorem Corporation was awarded approximately $30,000. Since then, Donner Corp. International has filed a motion to vacate stated judgment. The hearing to vacate has been set for June 22, 2001.

On March 29, 2001, Joe Gonzalez filed an arbitration claim against Donner Corp. International (Case No. NASD-DR 01-01247), seeking approximately $100,000. Mr. Gonzalex asserts that William H. Seals, a Principal/Broker of Donner Corp. International at the time of the alleged claim, purchased certain shares of stock without authorization from Mr. Gonzalez.

On April 11, 2001, James Palmersheim, David Baxes, Irene Vournazos, James Pendleton, Rod Hermansem, Charles Gross, Gregory Haberland, James Mack, Eric Guth, Eric Dean, John Ray, and Steven Coutches filed an arbitration claim against William H. Seals, Chris Cave, Jeff Baclet, Donner Corp. International, Equity Trust Advisors, Inc., Western Securities Clearing Corporation, David Dulal, and Bear Stearns (Case No. NASD-DR 01-01934), seeking approximately $1 million in compensatory damages and approximately $3 million in punitive damages. The claimants assert that William H. Seals purchased certain shares of stock without authorization from the claimants.